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                                  EXHIBIT 11.


                FIRSTFED AMERICA BANCORP, INC. AND SUBSIDIARIES

         STATEMENT REGARDING COMPUTATION OF DILUTED EARNINGS PER SHARE

                 THREE AND NINE MONTHS ENDED DECEMBER 31, 1997

               (dollars in thousands, except per share amounts)


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                                                                             Three                       Nine
                                                                           months ended               months ended
                                                                           December 31,               December 31,
                                                                              1997                       1997
                                                                          -------------              -------------
Net income..........................................................             $1,933                     $5,361
                                                                          -------------              -------------

Weighted average shares outstanding:
     Weighted average shares outstanding............................          8,707,152                  8,707,152
          Less:  Unallocated shares held by the ESOP................            607,045                    607,045
          Plus:  ESOP shares released or committed
                    to be released during the fiscal year...........             48,695                     29,281
          Plus:  Share equivalent stock options                                  58,843                          -
                                                                          -------------              -------------
     Weighted average shares outstanding............................          8,207,645                  8,129,388

Diluted earnings per share..........................................              $0.24                      $0.66
                                                                          =============              =============
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